UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report) June 8, 2012

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667
(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance-Sheet Arrangement of a Registrant

             On June 8, 2012, Speedemissions, Inc. (the “Company”) entered into a new revolving line of credit loan agreement (the “Loan Agreement”) with TCA Global Credit Master Fund, LP (“Lender”), pursuant to which the Company may borrow up to $2,000,000 (Two-million dollars) in order to pay trade payables, provide for working capital and other uses as approved by Lender.  The Loan Agreement replaces an existing revolving line of credit loan agreement with Regions Bank in the amount of $100,000.  The Company made an initial draw of $350,000 under the Loan Agreement on June 8, 2012.  The terms of the Loan Agreement include an initial maturity date of six (6) months or December 8, 2012 with an automatic six (6) month extension to June 8, 2013, subject to terms and conditions contained in the Loan Agreement.  Interest under the Loan Agreement is 10% per annum plus monthly loan servicing fees.  The promissory note contains customary representations and warranties, conditions, covenants and events of default.  The Loan Agreement is collateralized by the Company’s inventory, accounts, equipment, general intangibles and fixtures.  If the Company prepays the entire outstanding balance, prior to maturity, a 5% prepayment penalty will be assessed.

Item 9.01             Financial Statements and Exhibits

(d)                 EXHIBITS

Exhibit
Number	Description of Document

99.1	Form of Credit Agreement with TCA Global Credit Master Fund, LP dated June 8, 2012
99.2	Form of Revolving Note with TCA Global Credit Master Fund, LP dated June 8, 2012

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2012	Speedemissions, Inc.,
a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri
Its: President, Chief Executive Officer